190 Carondelet Plaza, Suite 600
St. Louis, MO 63105
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fax: 314.480.1505

July 29, 2010

Tributary Funds, Inc.
1620 Dodge Street
Omaha, NE 68197

Re:
Opinion of Counsel regarding the Registration Statement filed on Form N-1A under the Investment Company Act of 1940, as amended (the “1940 Act”), and the Securities Act of 1933, as amended (the “Securities Act”) (File Nos. 33-85982 and 811-08846)

Ladies and Gentlemen:

We have acted as counsel to Tributary Funds, Inc. (the “Company”), a corporation organized under the laws of the State of Nebraska and registered under the 1940 Act as an open-end series management investment company.

This opinion relates to the Company’s Registration Statement on Form N-1A (the “Registration Statement”) and is given in connection with the filing with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 35 under the Securities Act and Amendment No. 36 under the 1940 Act (collectively, the “Amendment”), each to the Registration Statement.  The Amendment relates to the registration of shares of each class (the Institutional Class and the Institutional Plus Class) (collectively, the “Shares”), with par value of $.00001 per share, of each of the following series of the Company: the Tributary Short-Intermediate Bond Fund, the Tributary Income Fund, the Tributary Balanced Fund, the Tributary Core Equity Fund, the Tributary Large Cap Growth Fund, the Tributary Growth Opportunities Fund, the Tributary Small Company Fund, and the Tributary International Equity Fund (each a “Fund” and collectively, the “Funds”).  We understand that the Amendment will be filed with the Commission under the Securities Act and the 1940 Act and that our opinion is required to be filed as an exhibit to the Registration Statement.

In rendering the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(i)	the Registration Statement;

(ii)	the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company; and

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Tributary Funds, Inc.

July 29, 2010

(iii)	such other documents and matters as we have deemed necessary and appropriate to render this opinion, subject to the limitations, assumptions and qualifications contained herein.

As to any facts or questions of fact material to the opinions expressed herein, we have relied exclusively upon the aforesaid documents and upon certificates, representations and declarations of the officers or other representatives of the Company. We have made no independent investigation whatsoever as to such factual matters.

The Registration Statement provides for issuance of the Shares from time to time at the net asset value thereof. In reaching the opinions set forth below, we have assumed that upon sale of the Shares, the Company will receive consideration that is consistent with the terms and conditions set forth in the Registration Statement.  In reaching the opinions set forth below, we have also assumed, without independent investigation or inquiry, that:

(a)           all documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all documents submitted to us for examination are genuine; and all documents and public records reviewed are accurate and complete; and

(b)           all representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers; or (ii) made by officers or representatives of the Company are accurate, true, correct and complete in all material respects.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.           The issuance and sale of the Shares have been duly and validly authorized by all necessary corporation action on the part of the Company.

2.           The Shares, when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to our firm therein.

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Tributary Funds, Inc.

July 29, 2010

Very truly yours,

/s/ HUSCH BLACKWELL SANDERS LLP
HUSCH BLACKWELL SANDERS LLP

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